EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of DE Acquisition 6, Inc., for the quarter ending November 30, 2010, I, Ruth Shepley, Chief Executive Officer and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such quarterly Report on Form 10-Q for the quarter ending November 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly Report on Form 10-Q for the quarter ended November 30, 2010, fairly represents in all material respects, the financial condition and results of operations of DE Acquisition 6, Inc.

Dated: January 5, 2011

DE ACQUISITION 6, INC.

By:	/s/ Ruth Shepley Chief Executive Officer and Chief Financial Officer